                                                Gateway, Inc.
                                Section 16(a) and Rule 144 Reporting
                                           Power of Attorney
        The undersigned constitutes and appoints Michael R. Tyler, Stephanie G.
Heim, and Robert M. Saman, or either of them, as the undersigned?s true and lawful attorney-in fact and agent, with full power of substitution and resubstitution, in the undersigned?s name, place and stead, in any and all capacities, to sign any and all Forms 3, Forms 4, Forms 5 or Forms 144, and any
amendments and supplements to such forms, which are required of the undersigned, or which the undersigned may choose to file, with respect to the securities of
Gateway, Inc. (the ?Company?), and to file the same with the Securities and
Exchange Commission (the ?SEC?) and with other parties as required by the SEC.

        The undersigned grants to said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or the substitute of substitutes of said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney will become effective on the date entered below and will remain effective so long as the undersigned is subject to the reporting requirements contained in Section 16(a) of the Securities Exchange Act of 1934
or Rule 144 under the Securities Act of 1933 with respect to Company securities or until sooner revoked at the sole discretion of the undersigned.  All prior powers of attorney given by the undersigned for this purpose are hereby revoked and replaced with this Power of Attorney as of the date entered below.

                                                By:        /s/ William Evans_________
                                                Name:        William Evans
                                                Date:        July 21, 2004